ARTICLES SUPPLEMENTARY

OHIO NATIONAL FUND, INC.

Ohio National Fund, Inc. a Maryland corporation registered as an open-end company under the Investment Company Act of 1940, as amended, hereby files these Articles Supplementary for record in connection with the classification of certain shares of its common stock.

FIRST: Pursuant to resolutions duly adopted at a meeting, the Board of Directors has renamed the following classes of shares:

Current Name	New Name
ClearBridge Small Cap Portfolio	ON ClearBridge Small Cap Portfolio
Equity Portfolio	ON Equity Portfolio
Strategic Value Portfolio	ON Federated Strategic Value Dividend Portfolio
High Income Bond Portfolio	ON Federated High Income Bond Portfolio
S&P MidCap 400® Index Portfolio	ON S&P MidCap 400® Index Portfolio
Nasdaq-100® Index Portfolio	ON Nasdaq-100® Index Portfolio
S&P 500® Index Portfolio	ON S&P 500® Index Portfolio
Balanced Portfolio	ON ICON Balanced Portfolio
Aggressive Growth Portfolio	ON Janus Henderson Forty Portfolio
Small Cap Growth Portfolio	ON Janus Henderson Venture Portfolio
Capital Appreciation Portfolio	ON Capital Appreciation Portfolio
Risk Managed Balanced Portfolio	ON Risk Managed Balanced Portfolio
Bristol Portfolio	ON Bristol Portfolio
Bristol Growth Portfolio	ON Bristol Growth Portfolio
Omni Portfolio	ON Omni Portfolio
Bryton Growth Portfolio	ON Bryton Growth Portfolio
Bond Portfolio	ON Bond Portfolio
Mid Cap Opportunity Portfolio	ON Janus Henderson Enterprise Portfolio

Wherefore, Ohio National Fund, Inc. has caused these Articles Supplementary to be executed in Montgomery, Ohio, by its authorized officers this 15th day of February, 2018.

OHIO NATIONAL FUND, INC.

By:	/s/ Michael DeWeirdt	Attest:	/s/ Kimberly Plante
	Michael DeWeirdt, President		Kimberly Plante, Secretary

STATE OF OHIO	)
	)	ss:
COUNTY OF HAMILTON	)

I hereby certify that on the15th day of February, 2018 before me, the subscriber, a Notary Public of the State of Ohio in and for the County aforesaid, personally appeared Michael DeWeirdt, President of Ohio National Fund, Inc., a Maryland corporation, and acknowledged the foregoing Articles Supplementary to be the act and deed of said corporation, and that the matters set forth in said Articles Supplementary with respect to authorization and approval are true to the best of his knowledge, information and belief.

WITNESS my hand and Notarial Seal the day and year last above written.

/s/ Tyler Parker
Notary Public